As filed with the Securities and Exchange Commission on December 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KushCo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-5268202
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11958 Monarch Street Garden Grove, CA	92841
(Address of Principal Executive Offices)	(Zip Code)

KushCo Holdings, Inc. 2016 Stock Incentive Plan

(Full title of the plan)

Nicholas Kovacevich

Chairman and Chief Executive Officer
KushCo Holdings, Inc.
11958 Monarch Street
Garden Grove, CA 92841

(Name and address of agent for service)

(714) 243-4311

(Telephone number, including area code, of agent for service)

Copies to:

Josef B. Volman, Esq.

Robert A. Petitt, Esq.
Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
Telephone: (617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company .. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	10,000,000 (2)	$5.18 (3)	$51,800,000 (3)	$6,279

(1)	This Registration Statement relates to an increase of 10,000,000 shares of common stock to the number of shares of common stock available for issuance under the KushCo Holdings, Inc. 2016 Stock Incentive Plan (the “Plan”) pursuant to stockholder approval obtained on May 8, 2018; plus such indeterminate number of additional shares of common stock as may be required pursuant to the Plan in the event of a stock dividend, stock split other similar event.

(2)	The Company previously filed a Registration Statement on Form S-8 on February 9, 2016 (SEC File No. 333-209439), registering the issuance of 5,000,000 shares of common stock under the Plan.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB Venture Market on December 20, 2018 with respect to trading under the ticker symbol “KSHB”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by KushCo Holdings, Inc., a Nevada corporation (the “Registrant”), relates to 10,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s 2016 Stock Incentive Plan (the “Plan”) that have become reserved for issuance as a result of an increase of 10,000,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the Plan pursuant to stockholder approval obtained on May 8, 2018.

The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the Plan that were registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2016 (SEC File No. 333-209439) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018 filed with the Commission on November 29, 2018 pursuant to Section 13 of the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-221910) filed with the Commission on December 5, 2017 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on this 26th day of December, 2018.

KUSHCO HOLDINGS, Inc.

By:	/s/ Nicholas Kovacevich
Nicholas Kovacevich
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas Kovacevich, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Kovacevich	Chairman and Chief Executive Officer	December 26, 2018
Nicholas Kovacevich	(principal executive officer)

/s/ Christopher Tedford	Chief Financial Officer	December 26, 2018
Christopher Tedford	(principal financial and accounting officer)

/s/ Eric Baum	Director	December 26, 2018
Eric Baum

/s/ Barbara Goodstein	Director	December 26, 2018
Barbara Goodstein

/s/ Donald Hunter	Director	December 26, 2018
Donald Hunter

/s/ Dallas Imbimbo	Director	December 26, 2018
Dallas Imbimbo

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Articles of Incorporation of Registrant
4.3(2)	Bylaws of Registrant
4.4(3)	KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended

5.1	Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson, LTD

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson, LTD (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed September 4, 2018) and incorporated by reference thereto.
(2)	Previously filed as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form 10 (filed May 29, 2015) and incorporated by reference thereto.
(3)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q (filed July 13, 2018) and incorporated by reference thereto.